                                                                    EXHIBIT 3.65




                                 AMENDMENT TO
                         ARTICLES OF INCORPORATION OF
                   IT-MCGILL POLLUTION CONTROL SYSTEMS, INC.


TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     THE UNDERSIGNED corporation, organized and existing under the laws of the State of Oklahoma as IT-McGill Pollution Control Systems, Inc. (formerly known as "McGill Environmental Systems, Inc.") pursuant to the provisions of the Business Corporation Act of the State of Oklahoma, does hereby execute and submit the following Amendment to its Articles of Incorporation:

     1. As amended, the name of the corporation is changed to "IT-Tulsa Holdings, Inc."

     2. The balance of the "Articles of Incorporation" remain unchanged and in full force and effect.

     3. This amendment to the Articles of Incorporation was proposed and authorized by the unanimous action of the Board of Directors of this corporation with the written consent of the sole shareholder of the corporation.

     IN WITNESS WHEREOF, the undersigned corporation has caused these Amended and Restated Articles of Incorporation to be executed in its name by its President and Secretary this 29th day of June, 1992.



                              IT-TULSA HOLDINGS, INC.
                              (formerly IT-McGill Pollution Control Systems,
                              Inc.)


                              /s/ E. Brian Smith
                              ----------------------------------------------
                              E. Brian Smith, President


                              /s/ Brad S. Figley
                              ----------------------------------------------
                              Brad S. Figley, Secretary

STATE OF CALIFORNIA          )

                             )  ss.

COUNTY OF LOS ANGELES        )

                     _________________________

Before me, the undersigned, a Notary Public, in and for said County and State, on this 29th day of June, 1992, personally appeared E. Brian Smith and Brad S. Figley, to me known to be the identical persons who subscribed the name of IT-Tulsa Holdings, Inc. to the foregoing instrument as its President and Secretary, respectively, and acknowledged to me that they executed the same as their free and voluntary act and deed and as of the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.


    /s/  Ingrid M. Nissen
-------------------------------
Notary Public

                                 AMENDMENT TO
                         ARTICLES OF INCORPORATION OF
                      MCGILL ENVIRONMENTAL SYSTEMS, INC.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     THE UNDERSIGNED corporation, organized and existing under the laws of the State of Oklahoma as McGill Environmental Systems, Inc. (formerly known as McGill Americas, Inc.; the name of this corporation was originally McGill Fabrication, Inc., which name was changed to McGill Environmental Systems, Inc. pursuant to that certain Certificate of Merger of McGill Systems Management Incorporated, McGill International, Inc., McGill Incorporated and McGill Americas, Inc. effective April 1, 1987 and filed August 31, 1987 with the Secretary of State of Oklahoma (the "Certificate")) pursuant to the provisions of the Business Corporation Act of the State of Oklahoma, does hereby execute and submit the following Amendment to its Articles of Incorporation:

     1. As amended, the name of the corporation is changed to IT-McGill Pollution Control Systems, Inc.

     2. The balance of the "Articles of Incorporation" (i.e., the Amended and Restated Articles of Incorporation of McGill Americas, Inc., dated May 31, 1984 and filed June 29, 1984 by the Oklahoma Secretary of State, as amended by the Certificate) remain unchanged and in full force and effect.

     3. This Amendment to the Articles of Incorporation was proposed and authorized by the unanimous action of the Board of Directors of this corporation with the written consent of the sole shareholder of the corporation.

         IN WITNESS WHEREOF, the undersigned corporation has caused these Amendments to the Articles of Incorporation to be executed in its name by its Board of Directors and attested to by its Secretary this 16th day of October, 1990.

                                   MCGILL ENVIRONMENTAL SYSTEMS, INC.
                                   (formerly McGill Americas, Inc.)

                                   /s/ E. Brad Smith
                                   ----------------------------------
                                   E. Brad Smith
                                   President

                                   /s/ Brad S. Pigley
                                   ----------------------------------
                                   Brad S. Pigley
                                   Secretary

===========================================================================

                             CERTIFICATE OF MERGER

                                      OF

                        McGILL SYSTEMS MANAGEMENT, INC.
                          McGILL INTERNATIONAL, INC.
                           McGILL INCORPORATED, and
                             McGILL AMERICAS, INC.

                                 To Be Renamed

                      McGILL ENVIRONMENTAL SYSTEMS, INC.

============================================================================

TO:  THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA
     101 State Capitol Building
     Oklahoma City, Oklahoma  73105


     A. The corporations hereinafter named hereby filed this Certificate of Merger pursuant to Section 1081 of the Oklahoma General Corporation Act.

     B. In lieu of filing the Plan and Agreement of Merger, the surviving corporation hereby states and certifies the following, to-wit:

          1. The name and state of incorporation of each of the constituent corporations are:

               McGill Systems Management, Inc., an Oklahoma corporation

               McGill International, Inc., an Oklahoma corporation

               McGill Incorporated, an Oklahoma corporation

               McGill Americas, Inc., an Oklahoma corporation

          2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 1081 of Title 18 of the Oklahoma Statutes, known generally as the Oklahoma General Corporation Act.

          3.   The Name of the Surviving Corporation is:  McGILL AMERICAS, INC.

          4. The Certificate of Incorporation of the surviving corporation, McGill Americas, Inc., is amended by the terms of the Agreement of Merger as follows:

               (a) If there are no amendments, the certificate of incorporation of the surviving or resulting corporation shall be the certificate of incorporation of: NOT APPLICABLE

               (b)  As Amended:  The name of the corporation is:

                    McGILL ENVIRONMENTAL SYSTEMS, INC.

               (c) As Amended: The address of the registered office in the State of Oklahoma and the name of the registered agent at such address is: NO CHANGE.

               (d)  As Amended:  Its period of duration is:  NO CHANGE.

               (e)  As Amended:  Its purpose or purposes are:  NO CHANGE.

               (f) As Amended: The aggregate number of shares which the corporation shall have authority to issue, the designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

                                                        PAR VALUE PER SHARE
               NUMBER OF SHARES       CLASS        Or, if no par value, so state
               ----------------       -----        -----------------------------

Common:             40,000           Common                   1.00

Preferred:             -0-

Total No. Shares:   40,000    TOTAL AUTHORIZED CAPITAL  $40,000.00

     5. That the executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation, which is P.O. Box 9667, 5800 West 68th Street, Tulsa, Oklahoma 74157.

     6. A copy of the Plan and Agreement of Merger will be furnished, upon request and without cost, to any shareholder of any constituent corporation as defined under the Oklahoma General Corporation Act.

     IN WITNESS WHEREOF, the surviving or resulting corporation has caused this certificate to be executed by its President, attested by its Secretary, effective the 1st day of April, 1987.

                                   McGILL ENVIRONMENTAL SYSTEMS, INC.,
                                   formerly McGill Americas, Inc., an
                                   Oklahoma corporation


                                   /s/ James C. McGill
                                   -------------------------------------
                                   James C. McGill, President

ATTEST:

     /s/ Eugene C. McGill
--------------------------------
Eugene C. McGill, Secretary

===========================================================================

                             AMENDED AND RESTATED

                         ARTICLES OF INCORPORATION OF

                             McGILL AMERICAS, INC.
============================================================================

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     THE UNDERSIGNED corporation, organized and existing under the laws of the State of Oklahoma as McGill Fabrication, Inc., pursuant to the provisions of the Business Corporation Act of the State of Oklahoma, does hereby execute and submit the following Amended and Restated Articles of Incorporation:

     1. As amended, the name of the corporation is changed to McGill Americas, Inc. by consent.

     2. As amended, the registered office of the corporation is changed to 5800 West 68th Street, Tulsa, Oklahoma 74157. As amended, the name and address of its registered agent is James C. McGill, 5800 West 68th Street, P.O. Box 9667, Tulsa, Oklahoma 74157.

     3.  As amended, the duration of the corporation is perpetual.
     4. As amended, the purposes for which the corporation was formed are unchanged, the same being as follows:

         To engage in the manufacture and assembly of metal fabrication and to manufacture, buy, sell, deal in and to engage in, conduct and carry on the business of manufacturing, buying, selling and dealing in goods, wares and merchandise of every other class and description.

          To carry on and conduct a general agency business; to act, and to appoint others to act, as general agent, special agent, broker, factor, manufacturer's agent, purchasing agent, sales agent, distributing agent, representative and commission merchant, for individuals, firms, associations and corporations in the distribution, delivery, purchase and sale of goods, wares, merchandise, property, commodities and articles of commerce of every kind and description, and in selling, promoting the sale of, advertising and introducing, and contracting for the sale, introduction, advertisement and use of services of all kinds, relating to any and all kinds of businesses, for any and all purposes.

          To do all and every thing necessary, suitable and proper for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act, thing, incidental or appurtenant to or growing out of or connected with the aforesaid business or powers, or any part or parts thereof; provided, the same be not inconsistent with the laws under which this corporation is organized.

          To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledgor otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise, and generally to make and perform agreements and contracts of every kind and description.

          To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in, lands and leaseholds, and any interest, estate and rights in real property and any personal or mixed property, and any franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

          To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of, or turn to account or deal with, all or any part of the property of the company, and from time to time to vary any investment or employment of capital of the company.

          To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise, to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds, or any other obligations or securities of any corporation such manner as may be permitted by law; to aid in any manner any corporation whose stock, bonds or other obligations are held or in any manner guaranteed by the company, or in which the company is in any way interested, to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations, or to do any acts or things designed for any such purpose, and while the owner of any such stocks, bonds or other obligations to exercise all the rights and all voting powers thereon; to guarantee payment of dividends upon any stock, or the principal or interest, or both, of any bonds or other obligations, and the performance of any contracts.

          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

          The business or purpose of the corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its business or any part thereof, and to have one or more offices, and to exercise all or any of its corporate powers and rights in the State of Oklahoma and in the various other States and territories of the United States, in the District of Columbia, and in all or any foreign countries.

     5. As amended, the aggregate number of shares which the corporation shall have authority to allot is unchanged, the same being 40,000 divided into one class of common stock with $1.00 per share par value. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect to the shares of each class of stock are also unchanged, the same being as follows:

         The stockholders of common stock shall be entitled to one vote for each share of common stock held by them in all matters put before said stockholders for decision by the Articles of Incorporation, the By-Laws or Statutes of the State of Oklahoma. Said common stock shall participate in such dividends as the Directors shall declare from time to time.

         The stockholders of common stock voting in an election of directors shall have the right of cumulative voting, and each stockholder shall be entitled to as many votes as shall equal said number of voting shares multiplied by the number of directors to be elected as provided in Section 1.2(22) of the Business Corporation Act of the State of Oklahoma.

     6. The provisions of Articles VI, VII and VIII of the Articles of Incorporation, relating to the amount of stated capital with which the corporation shall begin business, the number of shares allotted before it shall begin business and the number of directors to be elected at the first meeting of the shareholders, respectively, remain unchanged.

     7. These Amendments to the Articles of Incorporation were proposed and authorized by the unanimous action of the Board of Directors of this corporation with the written consent of the sole shareholder of the corporation.

     IN WITNESS WHEREOF, the undersigned corporation has caused these Amended and Restated Articles of Incorporation to be executed in its name by its Board of Directors and attested to by its Secretary this 31st day of May, 1984.

                                       McGILL AMERICAS, INC.
                                       (formerly McGill Fabrication, Inc.)

                                       /s/ James C. McGill
                                       -----------------------------------
                                       James C. McGill, Director

                                       /s/ William N. Scott
                                       -----------------------------------
                                       William N. Scott, Director

                                       /s/ Lawrence L. Born
                                       -----------------------------------
                                       Lawrence L. Born, Director
ATTEST:

       /s/ Lawrence L. Born
--------------------------------
Lawrence L. Born, Director


STATE OF OKLAHOMA     )
                      )  ss.
COUNTY OF CREEK       )

     Before me, the undersigned, a Notary Public, in and for said County and State, on this 31st day of May, 1984, personally appeared James C. McGill, William N. Scott and Lawrence L. Born, to me known to be the identical persons who subscribed the name of McGill Americas, Inc. to the foregoing instrument as its Board of Directors and acknowledged to me that they executed the same as their free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

Given under my hand and seal the day and year last above written.


                                                    /s/ Nancy Boren
                                           ------------------------------
                                           Notary Public
My commission expires:
     1-28-88
--------------------